Exhibit 10.28

ZYMEWORKS INC.

EMPLOYEE STOCK PURCHASE PLAN

Article 1—Purpose

This Employee Stock Purchase Plan (the “Plan”) is intended to encourage share ownership by all eligible employees of Zymeworks Inc. (the “Company”), a corporation governed by the laws of British Columbia, and each of its Participating Subsidiaries (and, if applicable, any Parent), so that they may participate in any future growth of the Company by acquiring or increasing their interest in common shares of the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its Participating Subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”) and shall be construed and administered in accordance with such intention.

Article 2—Definitions

The term “Affiliate” means any entity, other than a Subsidiary, that (a) directly or indirectly, is controlled by, controls or is under common control with, the Company, or (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

The term “applicable law” means any applicable law, domestic or foreign, including without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments thereunder and the rules of each securities exchange or quotation system on which securities of the Company are listed and posted for trading.

The term “Average Market Price” on any date means (i) the weighted average trading price of the Common Shares on the trading day immediately preceding such day on the securities exchange or quotation system on which the greatest volume of trading of the Common Shares in that period has occurred, if the Common Shares are then traded on such securities exchange or quotation system; or (ii) the average of the closing bid and asked prices last quoted on the trading day immediately preceding such day by an established quotation service for over-the-counter securities, if the Common Shares are not traded on a national securities exchange or quotation system; or (iii) if the Common Shares are not publicly traded, the fair market value of the Common Shares on such date as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm’s length.

The term “business day” means a day on which there is trading on the TSX or, if the Common Shares do not trade on the TSX, the securities exchange on which the greatest volume of trading of the Common Shares in the respective period has occurred; and if neither is applicable, a day that is not a Saturday, Sunday or statutory holiday in the Province of British Columbia.

The term “Code” has the meaning set forth in Article 1.

The term “Common Shares” has the meaning set forth in Article 5.

The term “eligible employee” means an individual who is eligible as determined in accordance with Article 4.

The term “Insider” means an insider of the Company or an Affiliate or Subsidiary as defined in the rules of the TSX Company Manual for the purpose of security-based compensation arrangements.

The term “Insider Trading Policy” refers to the insider trading policy of the Company, pursuant to which directors and certain officers and employees of the Company and participating Subsidiaries are prohibited from trading in securities of the Company during regularly scheduled and additional periods referred to as “trading black-outs periods”.

The term “NYSE” means the New York Stock Exchange.

The term “Offering” means an offer under the Plan of Purchase Rights which will automatically be exercised at the end of a Purchase Period, all as further described in Article 7 and Article 8. Unless otherwise specified by the Committee, each Offering under the Plan to the eligible employees of the Company or a Participating Subsidiary shall be deemed a separate Offering, even if the dates of the applicable Purchase Period of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. For clarity, there is only one Purchase Period per Offering.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in accordance with Article 4 to participate in the Plan and who has complied with the provisions of Article 9.

The term “Participating Subsidiary” shall mean any present or future Subsidiary that is designated from time to time by the Board to participate in the Plan. The Board shall have the power to make such designation before or after the Plan is approved by the shareholders.

The term “Purchase Date” has the meaning set forth in Article 7.

The term “Purchase Period” has the meaning set forth in Article 6.

The term “Purchase Price” has the meaning set forth in Article 7.

The term “Purchase Right” means a right to purchase Common Shares in accordance with the provisions of this Plan.

The term “securities exchange” means the NYSE or the TSX or, if the Common Shares are not then listed and posted for trading on the NYSE or the TSX, such other securities exchange on which such Common Shares are listed and posted for trading as may be selected for such purpose by the Committee.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

The term “TSX” means the Toronto Stock Exchange.

Article 3—Administration of the Plan

The Plan will be administered by the Compensation Committee (the “Committee”) of the Company’s board of directors (the “Board”). Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. For any period during which no such committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board, and the term “Committee” wherever used herein shall be deemed to mean the Board.

The Committee has the full discretionary authority (consistent with and subject to the provisions of Section 423 of the Code and related regulations) at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are not subject to tax under the Code); (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) designate separate Offerings under the Plan; (v) decide all disputes arising in connection with the Plan; and (vi) otherwise supervise the administration of the Plan. All interpretations and decisions of the Committee shall be binding on all persons, including the Company and the Participants, unless otherwise determined by the Board. No member of the Board, the Committee or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Purchase Right granted hereunder.

Article 4—Eligible Employees

All individuals classified as employees on the payroll records of the Company and each Participating Subsidiary are eligible to participate in any one or more of the Purchase Periods under the Plan, provided that as of the first business day of the applicable Purchase Period they are customarily employed by the Company or a Participating Subsidiary for more than twenty (20) hours a week, or any lesser number of hours per week established by the Committee for purposes of any separate Offering. Notwithstanding any other provision herein, individuals who are not classified as employees of the Company or a Participating Subsidiary for purposes of the Company’s or applicable Participating Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Participating Subsidiary and shall not be eligible to participate in the Plan. Eligible employees who are Participants on the first business day of any Purchase Period shall receive their Purchase Rights as of such day. Individuals who become Participants after the first business day of any Purchase Period shall be granted Purchase Rights on the first day of the next succeeding Purchase Period on which Purchase Rights are granted to eligible employees under the Plan.

In any event, no employee may be granted a Purchase Right under the Plan if such employee, immediately after the Purchase Right was granted, would be treated as owning shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any Parent or Subsidiary. For purposes of determining ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and shares of the Company or any Parent or Subsidiary which the employee may purchase under outstanding Purchase Rights and options shall be treated as shares owned by the employee.

Article 5—Shares Subject to the Plan

The shares issuable under the Plan shall be made available from either authorized but unissued common shares in the capital of the Company (the “Common Shares”). Subject to the provisions of Article 14 relating to capitalization adjustments, the maximum number of Common Shares that may be issued under the Plan will not exceed 650,000 Common Shares, plus the number of Common Shares that are automatically added on January 1st of each year, commencing on (and including) January 1, 2018 and ending on (and including) January 1, 2027, in an amount equal to the lesser of (i) 1% of the total number of Common Shares issued and outstanding on December 31st of the preceding calendar year, and (ii) 1,000,000 Common Shares. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1 increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of Common Shares than would otherwise occur pursuant to the preceding sentence. If any Purchase Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased Common Shares subject thereto shall again be available under the Plan.

In accordance with the section 607(g) of the TSX Company Manual, the maximum number of Common Shares of the Company issued to Insiders within any six month period, or issuable to Insiders at any time, under all private placements, shall not exceed ten percent of the number of the then issued and outstanding Common Shares of the Company. In accordance with Section 432(b)(5) of the Code, in the event that the number of Common Shares which a Participant may purchase during a Purchase Period is reduced pursuant to the operation of this paragraph, such reduced number shall constitute the maximum number of Common Shares purchasable hereunder during the Purchase Period for each Participant in the Plan (and shall otherwise be effected in a manner which complies with the requirements of Sections 423 and 424 of the Code).

Article 6—Purchase Period

Purchase periods during which payroll deductions will be accumulated under the Plan shall consist of the six month periods commencing on January 1 and July 1, and ending on June 30 and December 31 of each calendar year, provided that the Committee may establish different purchase periods, from time to time, in advance of their commencement having a duration of three months to twenty-four months (each, a “Purchase Period” and collectively, the “Purchase Periods”). Contributions under the Plan shall be made by way of payroll deductions in accordance with Article 10.

Article 7—Grant of Purchase Rights

On the first business day of a Purchase Period, the Company will grant to each eligible employee who is then a Participant in the Plan a Purchase Right exercisable on the last day of such Purchase Period (the “Purchase Date”) to purchase, at the Purchase Price hereinafter provided for, the number of Common Shares determined by dividing such Participant’s accumulated payroll deductions during the Purchase Period by the applicable Purchase Price, all in accordance with this Plan and on the condition that such employee remains eligible to participate in the Plan throughout the remainder of such Purchase Period; provided, however, that such Purchase Right shall be subject to the limitations set forth below.

The purchase price will be 85 percent of the Average Market Price (as defined in Article 2) of the Common Shares on the Purchase Date, rounded up to the nearest cent (the “Purchase Price”). The foregoing limitation on the Purchase Price shall be subject to adjustments as provided in Article 14.

Only whole Common Shares may be purchased under the Plan. Unused payroll deductions remaining in a Participant’s account at the end of a Purchase Period by reason of the inability to purchase a fractional share shall be carried forward to the next Purchase Period.

No Participant under the Plan may be granted a Purchase Right that permits the Participant’s rights to purchase Common Shares under the Plan, and any other Section 423(b) employee stock purchase plans of the Company and its Parent and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined on the Purchase Right grant date or dates) for each calendar year in which the Purchase Right is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the Participant’s accumulated payroll deductions on the Purchase Date would otherwise enable the Participant to purchase Common Shares in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the Common Shares actually purchased shall be promptly refunded to the Participant by the Company, without interest.

Article 8 -Exercise of Purchase Right

Each eligible employee who continues to be a Participant in the Plan on the Purchase Date shall be deemed to have exercised his or her Purchase Right on such date and shall be deemed to have purchased from the Company such number of whole Common Shares reserved for the purpose of the Plan as the Participant’s accumulated payroll deductions on such date will pay for at the Purchase Price, subject to the limitations described in Article 7. If the individual is not a Participant on the Purchase Date, then he or she shall not be entitled to exercise his or her Purchase Right.

Article 9—Plan Enrollment

An eligible employee may elect to enter the Plan, at the election of the Committee, (i) through an electronic enrollment that provides required enrollment information requested by the Company, or (ii) by filling out, signing and delivering to the Company an authorization in a form specified by the Committee, in either case:

A.	stating the percentage to be deducted regularly from the employee’s Compensation (as defined in Article 10 below) (or contributed by other means to the extent permitted by the Committee);

B.	authorizing the purchase of Common Shares for the employee in each Purchase Period in accordance with the terms of the Plan; and

C.	specifying the exact name or names in which Common Shares purchased for the employee are to be issued as provided under Article 13 hereof.

Such enrollment or authorization must be received by the Company at least ten days before the first day of the next succeeding Purchase Period and shall take effect only if the employee is an eligible employee on the first business day of such Purchase Period, unless otherwise required by applicable law.

Unless a Participant completes a new election under Article 11 or withdraws from the Plan or no longer meets the eligibility requirements in Article 4, the deductions and purchases under the enrollment or authorization on file for the Participant under the Plan will continue automatically from one Purchase Period to succeeding Purchase Periods as long as the Plan remains in effect.

The Company will accumulate and hold for each Participant’s account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of Section 423 of the Code or other applicable law.

Article 10—Maximum Amount of Payroll Deductions

Each eligible employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent and not more than fifteen percent of such employee’s Compensation for each pay period. An amount equal to the elected percentage of the Participant’s base salary, paid on a gross basis before any deduction for tax or other amounts (“Compensation”), shall be deducted on each regular payday falling within the Purchase Period. All amounts will be calculated on the Participant’s gross Compensation, and deducted from a Participant’s net pay on an after-tax basis. The Company will maintain book accounts showing the amount of payroll deductions made on behalf of each Participant for each Purchase Period.

Article 11—Change in Payroll Deductions

A Participant may elect to decrease his or her rate of payroll deduction by submitting an election (which may be in electronic form), at any time during a Purchase Period, in accordance with, and if and to the extent permitted by, procedures established by the Company from time to time, which may, if permitted by the Company, include a decrease to zero percent; provided, however, that unless determined otherwise by the Committee, a decrease to zero percent shall be a deemed withdrawal from the Plan. Any such election is subject to compliance with the Company’s Insider Trading Policy and applicable trading black-out periods.

A Participant that stops payroll deductions in any Purchase Period in accordance with the foregoing or that withdraws from the Plan may not elect to participate further in the Plan until the next Purchase Period.

Article 12—Withdrawal from the Plan

A Participant may withdraw from participation in the Plan (in whole but not in part) at any time, except, with respect to withdrawal from a Purchase Period, on or after the last business day immediately preceding the last day of the Purchase Period, in accordance with the procedures prescribed by the Committee by delivering a notice of withdrawal (which may be in electronic form) to the Company or a person designated by the Company. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund the amount of the Participant’s aggregate payroll deductions for that Purchase Period to him or her (after payment for any Common Shares purchased before the effective date of withdrawal), without interest. Partial withdrawals are not permitted. Any such withdrawal is subject to compliance with the Company’s Insider Trading Policy and applicable trading black-out periods.

Such an employee may not begin participation again during the remainder of the Purchase Period during which the withdrawal took place, but may enroll in a subsequent Purchase Period in accordance with Article 9. The employee’s re-entry into the Plan becomes effective at the beginning of such Purchase Period, provided that he or she is an eligible employee on the first business day of the Purchase Period.

Article 13—Issuance of Common Shares

The Common Shares purchased by Participants will be issued to the Participant as soon as practicable after each Purchase Date.

Article 14—Adjustments

Upon the happening of any of the following described events, a Participant’s Purchase Rights granted under the Plan shall be adjusted as hereinafter provided.

In the event that the Common Shares shall be subdivided or consolidated into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the Common Shares shall be exchanged for other securities of the Company, each Participant shall be entitled, subject to the conditions herein stated, to purchase such number of Common Shares or amount of other securities of the Company as were exchangeable for the number of Common Shares that such Participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, consolidated or exchange (consistent with the provisions of Section 424 of the Code).

Upon the happening of any of the foregoing events, the class and aggregate number of Common Shares set forth in Article 5 hereof which are subject to Purchase Rights which have been or may be granted under the Plan and the limitations set forth in Articles 7 and 8 shall also be appropriately adjusted to reflect the events specified in the above paragraph (consistent with the provisions of Section 424 of the Code).

If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to Purchase Rights then outstanding under the Plan, either (i) make appropriate provision for the continuation of such Purchase Rights by arranging for the substitution on an equitable basis for the shares then subject to such Purchase Rights of either (a) the consideration payable with respect to the outstanding Common

Shares in connection with the Acquisition, (b) shares of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not exceed the fair market value of the Common Shares subject to such Purchase Rights immediately preceding the Acquisition; or (ii) terminate each Participant’s Purchase Rights in exchange for a cash payment equal to (a) the fair market value on the date of the Acquisition, of the number of Common Shares that the Participant’s accumulated payroll deductions as of the date of the Acquisition could purchase, at a purchase price determined with reference only to the first business day of the applicable Purchase Period and subject to Code Section 423(b)(8) and fractional-share limitations on the amount of shares a Participant would be entitled to purchase, less (b) the result of multiplying such number of shares by such purchase price. Any actions taken pursuant to this paragraph shall comply with the requirements of Section 424 of the Code. The Board may also determine to terminate the Plan in accordance with Article 20 prior to the completion of an Acquisition.

The Committee or Successor Board shall determine the adjustments to be made under this Article 14, and its determination shall be conclusive.

Article 15—No Transfer or Assignment of Employee’s Rights

A Purchase Right granted under the Plan or a Participant’s other rights under the Plan may not be pledged, assigned, encumbered or otherwise transferred for any reason, except by will or laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant. Any attempt to pledge, assign, encumber or transfer a Purchase Right or any other rights hereunder will be deemed to be an election by the Participant to withdraw from the Plan in accordance with Article 12.

Article 16—Designation of Beneficiary

A Participant may file a written designation of a beneficiary who is to receive any Common Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Purchase Right is exercised but prior to delivery to him or her of such Common Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the exercise of a Purchase Right.

Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Common Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Article 17—Termination of Employee’s Rights

Whenever a Participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason before the Purchase Date for any Purchase Period, the Purchase Right will automatically be terminated on the date that the Participant ceases to be an eligible employee except in the case of involuntary termination, in which case the Purchase Right will automatically be terminated on the date that notice of termination of employment is delivered to the eligible employee. In such event, the Company shall promptly refund the entire balance of the Participant’s payroll deduction account, without interest, to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary, as if such Participant had withdrawn from the Plan in accordance with Article 12. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a Participant is on sick leave or other bona fide leave of absence, for up to three months, or for so long as the Participant’s right to re-employment is guaranteed either by statute or by contract, if longer than three months.

This Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to preferentially purchase any Common Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.

Article 18—Special Rules

Notwithstanding anything herein to the contrary, the Committee may adopt special rules applicable to the employees of a particular Participating Subsidiary, whenever the Committee determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Participating Subsidiary has employees; provided that, in the event the Participating Subsidiary has employees in the United States, such rules are consistent with the requirements of Section 423(b) of the Code and the regulations promulgated thereunder. Any special rules established pursuant to this Article 18 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

Article 19—Interest

No interest will accrue on the accumulated payroll deductions or other contributions permitted by the Committee of a Participant, except as may be required by applicable local law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering under the Plan, except to the extent otherwise permitted by applicable law.

Article 20—Termination and Amendments to Plan

The Plan may be terminated at any time by the Board but such termination shall not affect Purchase Rights then outstanding under the Plan. It will terminate in any case when all of the unissued Common Shares reserved for the purposes of the Plan have been purchased. If at any time Common Shares reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase rights, the available Common Shares shall be allocated pro rata among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Shares, and the Plan shall terminate. Upon any termination of the Plan, all payroll deductions not used to purchase Common Shares will be refunded, without interest.

The Committee or the Board may from time to time adopt amendments to the Plan provided that, without the approval of the shareholders of the Company, no amendment may (i) increase the number of Common Shares that may be issued under the Plan (other than pursuant to an equitable adjustment under Article 14); (ii) change the entities which may participate in the Plan; (iii) increase the maximum percentage of base salary during any pay period or the maximum dollar amount in any one calendar year that any eligible Participant may direct be contributed, pursuant to the Plan, towards the purchase of Common Shares on his or her behalf through payroll deductions; (iv) increase the Purchase Price discount as further described in Article 7; or (v) change the entity which grants shares under the Plan or the securities available under the Plan (other than pursuant to an equitable adjustment under Article 14). Subject to the qualifications set out in the immediately following paragraph, all other amendments to the Plan, including but not limited to any reasonable amendment to the mechanism for determining the Average Market Price, may be made without the approval of shareholders.

Notwithstanding any other provision in the Plan, any modification or amendment to the Plan shall be completed in a manner that is compliant with all applicable laws and requirements of any stock exchange or governmental or regulatory body, including the requirements of Section 423 of the Code and the listing standards of the NYSE. In addition, any modification or amendment to the Plan will be subject to the prior approval of the TSX to the extent that the Common Shares are listed on the TSX at the time of such proposed termination, modification or amendment.

No Purchase Rights may be issued under the Plan from and after the tenth anniversary of the date upon which the Effective Time occurs or such later date as is approved by shareholders of the Company following the Effective Time.

Article 21—Limits on Sale of Shares Purchased under the Plan

The Plan is intended to provide Common Shares for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell Common Shares purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal, state and provincial securities laws and regulations; subject to any restrictions imposed under Article 25 to ensure that tax withholding obligations are satisfied; subject to compliance with the terms of the Company’s Insider Trading Policy; and subject to compliance with any conditions imposed by the Committee or the Board under the Plan with respect to any subsequent purchases made by Participants under the Plan. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMMON SHARES.

Article 22—Participants as Holders of Rights, Not Shareholders

Neither the granting of a Purchase Right to a Participant nor the deductions from his or her pay shall constitute such Participant a shareholder of the shares covered by a Purchase Right under the Plan until such shares have been purchased by and issued to him or her.

Article 23—Application of Funds

All funds received or held by the Company under the Plan may be combined with other corporate funds, and may be used for general corporate purposes.

Article 24—Notice to Company of Disqualifying Disposition

By electing to participate in the Plan, each United States of America resident agrees to notify the Company in writing immediately after the Participant transfers Common Shares acquired under the Plan, if such transfer occurs within two years after the first business day of the Purchase Period in which such Common Shares were acquired or within one year of the acquisition of such Common Shares. Each Participant further agrees to provide any information about such a transfer as may be requested by the Company or any Subsidiary in order to assist it in complying with the tax laws.

Article 25—Withholding of Additional Taxes

By electing to participate in the Plan, each Participant acknowledges that the Company and its Participating Subsidiaries are required to withhold taxes with respect to the amounts deducted from the Participant’s Compensation and accumulated for the benefit of the Participant under the Plan, and each Participant agrees that the Company and its Participating Subsidiaries may deduct additional amounts from the Participant’s Compensation, when amounts are added to the Participant’s account, used to purchase Common Shares or refunded, in order to satisfy such withholding obligations. Each Participant further acknowledges that when Common Shares are purchased under the Plan the Company and its Participating Subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Shares purchased and their purchase price and any other taxable benefit arising from participation in the Plan, and each Participant agrees that such taxes may be withheld from Compensation otherwise payable to such Participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the Participant under Article 9 will be used to purchase the Common Shares. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from Compensation otherwise payable to any Participant, then, notwithstanding any other provision of the Plan, the Company may: (a) withhold such taxes from the Participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Shares, unless the Participant pays to the Company, prior to the Purchase Date, an amount sufficient to satisfy such withholding obligations, or (b) with the authorization of and on behalf of the Participant, sell in the market on such terms and at such time or times as the Company determines, a portion of the Common Shares issued to the Participant under the Plan to realize cash proceeds to be used to satisfy the required tax remittance. Each Participant further acknowledges that the Company and its Participating Subsidiaries may be required to withhold taxes in connection with the disposition of Common Shares acquired under the Plan and agrees that the Company or any Participating Subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from Compensation otherwise payable to such Participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Shares by the Participant upon the payment to the Company or such Participating Subsidiary of an amount sufficient to satisfy such withholding requirements. For purposes of this Article 25, “taxes” include all remuneration-related deductions, withholdings and contributions required by any governmental authority.

Article 26—Governmental Regulations

The Company’s obligation to sell and deliver Common Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Common Shares shall not be issued with respect to a Purchase Right granted under the Plan unless the exercise of such Purchase Right and the issuance and delivery of the shares of Common Shares pursuant thereto shall comply with all applicable laws and regulations and the requirements of any stock exchange upon which the shares may then be listed.

Article 27—Governing Law

The validity and construction of the Plan shall be governed by the laws of British Columbia, without giving effect to the principles of conflicts of law thereof.

Article 28-–Effective Time

This Plan shall be effective at the time (the “Effective Time”) immediately preceding the closing of the initial public offering of the Common Shares, provided that it has been approved by the holders of a majority of the Common Shares of the Company present or represented by proxy at the annual meeting of the shareholders of the Company, held after the date on which the Plan is adopted by the Board, and in a manner that complies with Section 423(b)(2) of the Code and applicable Canadian law. Notwithstanding the foregoing, the terms of this Plan shall not apply until Purchase Periods commencing on or after July 1, 2017, unless otherwise determined by the Committee.

Article 29—Miscellaneous

All references to currency herein are to U.S. funds unless otherwise indicated.